UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2013

GENEREX BIOTECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

555 Richmond Street West, Suite 604, Toronto, Ontario Canada	M5V 3B1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On May 13, 2013, Generex Biotechnology Corporation (the “Company”) received notice that, effective June 1, 2013, MSCM LLP (“MSCM”) the Company’s independent registered public accountants, merged with MNP LLP (“MNP”). Most of the professional staff of MSCM continued with MNP either as employees or partners of MNP and will continue their practice with MNP.

On June 4, 2013, the Company’s Board of Directors approved the appointment of MNP as MSCM’s successor to continue as the Company’s independent registered public accountant for the fiscal year ending July 31, 2013.

The reports of MSCM on the financial statements of the Company for the fiscal years ended July 31, 2012, 2011 and 2010 and for the period November 2, 1995 (date of inception) to July 31, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles (except that the report included an explanatory paragraph relating to the Company’s ability to continue as a going concern and refers to an adverse opinion on the effectiveness of internal control over financial reporting).

During the Company’s fiscal years ended July 31, 2012, 2011 and 2010 and for the period November 2, 1995 (date of inception) to July 31, 2012 and the subsequent interim period through June 4, 2013 the date on which the Company’s Audit Committee approved the engagement of MNP and MSCM ceased being the Company’s auditors, there were no disagreements between the Company and MSCM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MSCM, would have caused MSCM to make reference to the subject matter of the disagreements in connection with its audit reports on the Company’s financial statements. There was a reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during the fiscal year ended July 31, 2012 related to the material weakness in the Company’s internal control over financial reporting disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2012 (the “2012 Form 10-K”). As disclosed in the 2012 Form 10-K, the Company concluded that its disclosure controls and procedures were not effective due to the existence of material weaknesses in the Company's internal control over financial reporting because of inadequate segregation of duties over authorization, review and recording of transactions, as well as the financial reporting of such transactions. MSCM issued an adverse attestation report regarding the effectiveness of the Company’s internal control over financial reporting. The Board has discussed the material weakness in the Company’s internal control over financial reporting with MSCM and has authorized MSCM to respond fully to the inquiries of MNP concerning such material weakness.

During the period preceding the engagement of MNP, the Company had no consultations with MNP regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements as to which the Company received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Company provided MSCM with a copy of this report on Form 8-K in accordance with Item 304(a) of Regulation S-K prior to its filing with the Securities and Exchange Commission and requested that MSCM furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from MSCM filed as Exhibit 16 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Other Exhibits.

(d) Exhibits.

Exhibit No.	Description

16	Letter of Concurrence From MSCM LLP Regarding Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: June 10, 2013	By:	/s/ Mark A. Fletcher
Mark A. Fletcher
President and Chief Executive Officer